As filed with the Securities and Exchange Commission on April 3, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORIUM INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-3230774
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

235 Constitution Drive
Menlo Park, California 94025

(Address of Principal Executive Offices)  (Zip Code)

2002 Stock Option Plan

Stratagent 2003 Stock Option Plan

2012 Equity Incentive Plan

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full Title of the Plans)

Peter D. Staple

Chief Executive Officer

Corium International, Inc.
235 Constitution Drive
Menlo Park, California 94025

(Name and Address of Agent For Service)

(650) 298-8255

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
— Outstanding under the 2002 Stock Option Plan	536,872	(2)	$2.13	(3)	$1,143,537	$147
— Outstanding under the Stratagent 2003 Stock Option Plan	4,558	(4)	$0.73	(5)	$3,327	$1
— Outstanding under the 2012 Equity Incentive Plan	1,453,514	(6)	$2.84	(7)	$4,127,980	$532
— Reserved for issuance under the 2014 Equity Incentive Plan	1,055,867	(8)	$8.00	(9)	$8,446,936	$1,088
— Reserved for issuance under the 2014 Employee Stock Purchase Plan	310,000	(10)	$6.80	(9)	$2,108,000	$272
TOTAL	3,360,811		N/A		$15,829,780	$2,040

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2002 Stock Option Plan (the “2002 Plan”), Stratagent 2003 Stock Option Plan (the “2003 Plan”), 2012 Equity Incentive Plan (the “2012 Plan”), 2014 Equity Incentive Plan (the “2014 EIP”) and 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

(2)

Represents shares subject to issuance upon the exercise of stock options outstanding under the 2002 Plan as of the date of this Registration Statement. To the extent outstanding stock options under the 2002 Plan are forfeited or lapse unexercised and the shares that were subject to issuance upon the exercise of such stock options would otherwise have been returned to the share reserve under the 2002 Plan, the shares of Common Stock subject to such stock options instead will be available for future issuance under the 2014 EIP. See footnote 8 below.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $2.13 per share (rounded up to the nearest cent).

(4)	Represents shares subject to issuance upon the exercise of stock options outstanding under the 2003 Plan as of the date of this Registration Statement.
(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $0.73 per share (rounded up to the nearest cent).

(6)

Represents shares subject to issuance upon the exercise of stock options outstanding under the 2012 Plan as of the date of this Registration Statement. To the extent outstanding stock options under the 2012 Plan are forfeited or lapse unexercised and the shares that were subject to issuance upon the exercise of such stock options would otherwise have been returned to the share reserve under the 2012 Plan, the shares of Common Stock subject to such stock options instead will be available for future issuance under the 2014 EIP. See footnote 8 below.

(7)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $2.84 per share (rounded up to the nearest cent).

(8)

Shares of common stock reserved for future issuance under the 2014 EIP consist of (a) 1,000,000 shares of common stock reserved for future issuance under the 2014 EIP and (b) 55,867 shares of common stock previously reserved but unissued under the 2012 Plan that are now available for future issuance under the 2014 EIP. To the extent outstanding awards under the 2002 Plan or 2012 Plan are forfeited, lapse unexercised or would otherwise have been returned to the share reserve under the 2012 Plan, the shares of common stock subject to such awards instead will be available for future issuance under the 2014 EIP. See footnotes 2 and 6 above.

(9)

Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of the Registrant’s Common Stock as set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission on April 3, 2014 pursuant to Rule 424(b) under the Securities Act. In the case of the 2014 ESPP, this price per share is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2014 ESPP.

(10)	Represents shares reserved for issuance under the 2014 ESPP as of the date of this Registration Statement.

PART I

Information Required in the Section 10(a) Prospectus

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)   the Registrant’s Amendment No. 1 to Form S-1 Registration Statement filed on March 24, 2014 (Registration No. 333-194279) (the “Form S-1”), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(b)   the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36375) filed with the Commission on March 25, 2014, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or the Board of Directors of a corporation to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the restated certificate of incorporation of the Registrant contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, to the fullest extent permitted by law.

As permitted by the Delaware General Corporation Law, the restated bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; (ii) the Registrant may enter into indemnification contracts with any director, officer, employee or agent of the Registrant; (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and (iv) the rights conferred in the restated bylaws are not exclusive.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide them with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections.  At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant currently carries liability insurance for its directors and officers.

Reference is also made to the Underwriting Agreement filed with the Form S-1 for the Registrant’s initial public offering, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities.

The indemnification provision in the Registrant’s restated certificate of incorporation and restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 of this Registration Statement.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as amended to date.	S-1	333-194279	3.1	March 24, 2014

4.2	Form of Restated Certificate of Incorporation of the Registrant, to be effective in connection with the closing of the offering covered by the Form S-1.	S-1	333-194279	3.2	March 24, 2014

4.3	Bylaws of the Registrant, as currently in effect.	S-1	333-194279	3.3	March 3, 2014

4.4	Form of Restated Bylaws of the Registrant, to be effective in connection with the closing of the offering covered by the Form S-1.	S-1	333-194279	3.4	March 24, 2014

4.5	2002 Stock Option Plan and forms of award agreements.	S-1	333-194279	10.2	March 3, 2014

4.6	Stratagent 2003 Stock Option Plan.					X

4.7	2012 Equity Incentive Plan and forms of award agreements.	S-1	333-194279	10.3	March 3, 2014

4.8	2014 Equity Incentive Plan and forms of award agreements.	S-1	333-194279	10.4	March 24, 2014

4.9	2014 Employee Stock Purchase Plan and forms of award agreements.	S-1	333-194279	10.5	March 24, 2014

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X

Item 9.   Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 3rd day of April, 2014.

Corium International, Inc.

By:	/s/ Peter D. Staple
Peter D. Staple
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Corium International, Inc., a Delaware corporation, do hereby constitute and appoint Peter D. Staple, Chief Executive Officer and Robert S. Breuil, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter D. Staple	Chief Executive Officer	April 3, 2014
Peter D. Staple	(Principal Executive Officer)

/s/ Robert S. Breuil	Chief Financial Officer	April 3, 2014
Robert S. Breuil	(Principal Financial Officer)

/s/ Timothy D. Sweemer	Chief Accounting Officer	April 3, 2014
Timothy D. Sweemer	(Principal Accounting Officer)

/s/ Bhaskar Chaudhuri	Director	April 3, 2014
Bhaskar Chaudhuri

/s/ Gary W. Cleary	Director	April 3, 2014
Gary W. Cleary

/s/ Ronald Eastman	Director	April 3, 2014
Ronald Eastman

/s/ Phyllis Gardner, M.D.	Director	April 3, 2014
Phyllis Gardner, M.D.

/s/ David Greenwood	Executive Chairman, Director	April 3, 2014
David Greenwood

/s/ John Kozarich, Ph.D	Director	April 3, 2014
John Kozarich, Ph.D

/s/ Robert W. Thomas	Director	April 3, 2014
Robert W. Thomas

/s/ Daniel G. Welch	Director	April 3, 2014
Daniel G. Welch

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as amended to date.	S-1	333-194279	3.1	March 24, 2014

4.2	Form of Restated Certificate of Incorporation of the Registrant, to be effective in connection with the closing of the offering covered by the Form S-1.	S-1	333-194279	3.2	March 24, 2014

4.3	Bylaws of the Registrant, as currently in effect.	S-1	333-194279	3.3	March 3, 2014

4.4	Form of Restated Bylaws of the Registrant, to be effective in connection with the closing of the offering covered by the Form S-1.	S-1	333-194279	3.4	March 24, 2014

4.5	2002 Stock Option Plan and forms of award agreements.	S-1	333-194279	10.2	March 3, 2014

4.6	Stratagent 2003 Stock Option Plan.					X

4.7	2012 Equity Incentive Plan and forms of award agreements.	S-1	333-194279	10.3	March 3, 2014

4.8	2014 Equity Incentive Plan and forms of award agreements.	S-1	333-194279	10.4	March 24, 2014

4.9	2014 Employee Stock Purchase Plan and forms of award agreements.	S-1	333-194279	10.5	March 24, 2014

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-4 of this Registration Statement).					X